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                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549



                                  FORM 8-K

                               CURRENT REPORT



                   PURSUANT TO SECTION 13 OR 15(d) OF THE

                       SECURITIES EXCHANGE ACT OF 1934




                              NOVEMBER 30, 1995
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              DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)




                    CONTINENTAL MORTGAGE AND EQUITY TRUST
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           (Exact name of registrant as specified in its charter)





      California                     0-10503                     94-2738844
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(State of Incorporation)            (Commission                 (IRS Employer
                                     File No.)               Identification No.)




10670 North Central Expressway, Suite 300, Dallas, TX               75234
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(Address of principal executive officers)                         (Zip Code)




Registrant's telephone number, including area code:    (214) 692-4700
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                                Not Applicable
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         (Former name or former address, if changes since last report)





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ITEM 2.          ACQUISITION OR DISPOSITION OF ASSETS

On November 30, 1995, Continental Mortgage and Equity Trust (the "Trust") purchased Willow Wick Apartments in North Augusta, South Carolina for $1.5 million. The seller of the property was Willow Wick Associates Limited Partnership, a South Carolina limited partnership. The property was constructed in 1971 and consists of 104 units that were 64% occupied. The Trust paid $595,000 in cash and assumed the existing first mortgage in the amount of $930,000.

On December 20, 1995, the Trust purchased Heritage on the River Apartments in Jacksonville, Florida for $7.9 million. The seller of the property was Lifton-Maq Associates, a Florida general partnership. The property was constructed in 1973 and consists of 301 units that were 98% occupied. The Trust paid $1.4 million in cash and assumed the existing first mortgage in the amount of $6.3 million.

The combined $9.4 million purchase price is approximately 5.1% of the Trust's
assets at December 31, 1994.   However, these purchases combined with other
property purchases the Trust has made in 1995, exceed 10% of the Trust's assets at December 31, 1994. The sellers have informed the Trust that audited financial statements and supporting data relating to the properties' operations for 1994 are not available.

ITEM 7.          FINANCIAL STATEMENTS AND EXHIBITS

(a)(3) It is impracticable to provide the required statement of operations for the properties acquired or pro forma financial information. The required information will be filed by amendment of this Form 8-K as soon as practicable, but not later than January 29, 1996.


                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                      CONTINENTAL MORTGAGE AND
                                      EQUITY TRUST





Date:   December 27, 1995             By:    /s/ Thomas A. Holland
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                                         Thomas A. Holland
                                         Executive Vice President and
                                         Chief Financial Officer





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